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                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-68923, 333-80045 and 333-43454 and Form S-8 Nos. 33-95168,
333-51547, 333-37814, 333-48706, 333-51136 and 333-57752) of PLC Systems Inc.
of our report dated February 16, 2001 with respect to the consolidated financial statements and schedule of PLC Systems Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP


Boston, Massachusetts
March 27, 2001